UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2006
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 25, 2006, the stockholders of Critical Therapeutics, Inc. (the “Company”) approved the Company’s 2006 Employee Stock Purchase Plan (the “Plan”). The Plan was adopted by the Company’s board of directors on February 23, 2006. The Plan will become effective as soon as administratively feasible, but not before May 1, 2006.
     The Plan provides for the issuance of up to 400,000 shares of the Company’s common stock to participating employees. The Plan is implemented by offering periods with a duration of six months. Offerings will begin each June 1 and December 1, or the first business day thereafter, commencing June 1, 2006. The board of directors or board committee administering the Plan may, in its discretion, choose a different offering period of 12 months or less. During each offering period, payroll deductions will be made and held for the purchase of common stock at the end of the offering period.
     All employees of the Company, including directors who are employees, and all employees of the Company’s designated subsidiaries, who are employees on the first day of the offering period and who are customarily employed by the Company or one of its designated subsidiaries for more than 20 hours a week and for more than five months in a calendar year will be eligible to participate in the Plan. Employees who, immediately after being granted a purchase right under the Plan, would own, directly or indirectly, or hold outstanding options or rights to purchase, 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary will not be eligible to participate in the Plan.
     On the first day of an offering period, the Company will grant to each eligible employee who has elected to participate in the Plan a purchase right for shares of common stock. The employee may authorize up to 15% of his or her compensation to be deducted during the offering period. On the last business day of the offering period, the employee will be deemed to have exercised the purchase right, at the applicable purchase price per share, to the extent of accumulated payroll deductions. The purchase price per share under the Plan will be 85% of the lesser of the closing price per share of the common stock on the Nasdaq National Market on the first day of the offering Period or the last business day of the offering period. An employee who is not a participant on the last business day of the offering period, or any employee whose employment is terminated prior to the last day of the offering period, will not be entitled to exercise any purchase right, and the employee’s accumulated payroll deductions will be refunded.
     The right to purchase shares of the Company’s common stock under the Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) may not accrue at a rate that exceeds $25,000 in fair market value of the Company’s common stock (determined at the time the purchase right is granted) for any calendar year in which the purchase right is outstanding.
     The Plan may be terminated at any time by the Company’s board of directors.

     The Plan has been filed as an exhibit to this Form 8-K, and the Company refers you to such exhibit for the complete terms of the Plan. The complete terms of the Plan are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2006	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Frank E. Thomas
Frank E. Thomas
Chief Financial Officer, Senior Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	2006 Employee Stock Purchase Plan